Exhibit 5.1

Nason, Yeager, Gerson White & Lioce, P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, FL 33410

May 1, 2018

Cocrystal Pharma, Inc.

1860 Montreal Road

Tucker, Georgia 30084

Attention: Mr. Gary Wilcox, Chief Executive Officer

Dear Mr. Wilcox:

You have requested our opinion with respect to certain matters in connection with the (i) public offering by Cocrystal Pharma, Inc., a Delaware corporation (the “Company”) of 4,842,105 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (including 631,578 shares of Common Stock issuable by the Company upon exercise of the over-allotment option) pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2017 under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 filed with the Commission on October 5, 2017. The Registration Statement became effective on October 10, 2017. A prospectus supplement, dated May 1, 2018, which together with the prospectus filed with the Registration Statement shall constitute the “Prospectus,” has been filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act.

In connection with this opinion, we have examined such documents and such matters of fact and law as we have deemed necessary as a basis for this opinion, including, but not limited to, (i) the Registration Statement; (ii) the Prospectus; (iii) the Underwriting Agreement, related to the Shares, dated April 25, 2018, between the Company and Alliance Global Partners, as representative of the several underwriters named in Schedule 1 thereto; (iv) the form of Common Stock Certificate of the Company; (v) the Company’s Certificate of Incorporation, as amended; (vi) the Company’s Bylaws; and (vii) certain resolutions of the Board of Directors of the Company. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

Subject to the foregoing and in reliance thereon, and subject to the qualifications stated herein, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

This opinion is being furnished to you for filing as an exhibit to the Company’s Current Report on Form 8-K (the “Current Report”), which will be incorporated by reference into the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on the date hereof and to the use of the name of our firm in the section of the Prospectus entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Nason, Yeager, Gerson White & Lioce, P.A.
Nason, Yeager, Gerson White & Lioce, P.A.